Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT
Name                Ownership Percentage        Jurisdiction of Incorporation
Apthera, Inc.                100%                Delaware
Mills Pharmaceuticals, LLC        100%                Delaware

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